UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 8, 2013
(Date of Report, Date of Earliest Event Reported)

Stage Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

1-14035
(Commission File Number)

NEVADA (State or Other Jurisdiction of Incorporation)	91-1826900 (I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas (Address of Principal Executive Offices)	77025 (Zip Code)

(800) 579-2302
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-12(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events

On April 8, 2013 Stage Stores, Inc. ("the Company") issued a News Release announcing that its Board of Directors has approved an increase in the Company's quarterly dividend rate to 12.5 cents per share from the previous quarterly rate of 10 cents per share.  The new quarterly rate of 12.5 cents per share will be applicable to dividends declared by the Board beginning May 23, 2013.  A copy of the News Release is attached to this Form 8-K as Exhibit 99.

Item 9.01          Financial Statements and Exhibits

(d)                     Exhibits

99
News Release issued by Stage Stores, Inc. on April 8, 2013 announcing that its Board of Directors has approved an increase in the Company's quarterly dividend rate to 12.5 cents per share from the previous quarterly rate of 10 cents per share.  The new quarterly rate of 12.5 cents per share will be applicable to dividends declared by the Board beginning May 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

April 8, 2013	/s/ Richard E. Stasyszen
(Date)	Richard E. Stasyszen
Senior Vice President, Finance and Controller